Exhibit 2.3

CERTIFICATE OF AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

Xspand Products Lab, Inc.

a Nevada corporation

Pursuant to the provisions of Nevada Revised Statutes 78.385, 78.390 and 78.403, the undersigned officer of Xspand Products Lab, Inc. does hereby certify as follows:

A.       The board of directors of the corporation has duly adopted resolutions proposing to amend and restate the articles of incorporation of the corporation as set forth below, declaring such amendment and restatement to be advisable and the best interests of the corporation.

B.       The amendment and restatement of the articles of incorporation as set forth below has been approved by a majority of the voting power of the stockholders of the corporation, which is sufficient for approval thereof.

C.       This certificate sets forth the text of the articles of incorporation of the corporation as amended and restated in their entirety to this date as follows:

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

Xspand Products Lab, Inc.

a Nevada corporation

ARTICLE I

The name of the corporation is Xspand Products Lab, Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Nevada is 3773 Howard Hughes Parkway, #500s. Las Vegas, Nevada 89169. The name of its registered agent at such address is InCorp Services, Inc.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be incorporated under the laws of the State of Nevada.

ARTICLE IV

The corporation is authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock,” $0.001 par value per share, and “Preferred Stock,” $0.001 par value per share. The total number of shares that the corporation is authorized to issue is 250,000,000 shares. The number of shares of Common Stock authorized is 250,000,000, and there are no shares of Preferred Stock presently authorized.

Once authorized by the board of directors, the Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the board of directors (authority to do so being hereby expressly vested in the board). The board of directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The corporation’s board of directors, within the limits and restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

The authority of the board of directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix:

(a) the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c) the right or obligation, if any, of the corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

(d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

(e) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f) the obligation, if any, of the corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g) voting rights, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock;

(h) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

(i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the board of directors of the corporation, acting in accordance with these Amended and Restated Articles of Incorporation, as may be subsequently amended, modified or restated (“Articles of Incorporation”), may deem advisable and are not inconsistent with law and the provisions of these Articles of Incorporation.

ARTICLE V

The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this right.

ARTICLE VI

The corporation is to have perpetual existence.

ARTICLE VII

(a) Third Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in in writing in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) Actions By or In Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including reasonable attorneys’ fees) and amounts paid in settlement (if such settlement is approved in writing in advance by the corporation, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Notwithstanding any other provision of this Article VII, no person shall be indemnified hereunder for any expenses or amounts paid in settlement with respect to any action to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934, as amended.

(c) Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Determination of Conduct. Any indemnification under subsections (a) and (b) above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b) above. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) or if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Notwithstanding the foregoing, a director, officer, employee or agent of the Corporation shall be entitled to contest any determination that the director, officer, employee or agent has not met the applicable standard of conduct set forth in subsections (a) and (b) above by petitioning a court of competent jurisdiction.

(e) Indemnity Not Exclusive. The indemnification provided by or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(f) Insurance Indemnification. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

(g) The Corporation. For purposes of this Article VII, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VII (including, without limitation the provisions of subsection (d) of this Article VII) with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(h) Employee Benefit Plans. For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VII.

(i) Continuation of Indemnification. The indemnification provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(j) Amendments. Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the corporation’s Articles of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE VIII

In the event any shares of Preferred Stock shall be redeemed or converted pursuant to the terms hereof, the shares so converted or redeemed shall not revert to the status of authorized but unissued shares, but instead shall be canceled and shall not be re-issuable by the corporation.

ARTICLE IX

Holders of stock of any class or series of the corporation shall not be entitled to cumulate their votes for the election of directors or any other matter submitted to a vote of the stockholders.

(a) Number of Directors. The number of directors which constitutes the whole board of directors of the corporation shall be designated in the bylaws of the corporation.

(b) Election of Directors. Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

(c) Removal of Directors. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then-outstanding voting securities of the corporation, voting together as a single class, shall be required to remove any director of the corporation from such position.

ARTICLE X

No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the bylaws and no action shall be taken by the stockholders by written consent. The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the then-outstanding voting securities of the corporation, voting together as a single class, shall be required for the amendment, repeal or modification of the provisions of Article IX, this Article X, Article XI, Article XII or Article XIII of these Articles of Incorporation or the corporation’s bylaws.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Nevada, as the corporation’s bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE XII

(a) Inapplicability of Combinations with Interested Stockholders Statutes. At such time, if any, as the corporation becomes a “resident domestic corporation” (as that term is defined in Nevada Revised Statutes 78.427), the corporation shall not be subject to, or governed by, any of the provisions in Nevada Revised Statutes 78.411 to 78.444, inclusive, as amended from time to time, or any successor statutes.

(b) Inapplicability of Acquisition of Controlling Interest Statutes. In accordance with the provisions of Nevada Revised Statutes 78.378, the provisions of Nevada Revised Statutes 78.378 to 78.3793, inclusive, as amended from time to time, or any successor statutes, relating to acquisitions of controlling interests in the corporation, shall not apply to the corporation or to any acquisition of any shares of the corporation’s capital stock.

ARTICLE XIII

Unless the corporation consents in writing to the selection of an alternative forum, the courts of the State of Nevada shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the corporation to the corporation or the corporation’s stockholders, (c) any action or proceeding asserting a claim against the corporation arising pursuant to any provision of the Nevada Revised Statutes or the corporation’s articles of incorporation or bylaws (as either might be amended from time to time), or (d) any action or proceeding asserting a claim against the corporation governed by the internal affairs doctrine.

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IN WITNESS WHEREOF, I have executed this Certificate of Amended and Restated Articles of Incorporation of Xspand Products Lab, Inc. as of December 20, 2017.

/s/ Christopher B. Ferguson
Name: Christopher B. Ferguson
Title: Chief Executive Officer